AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2011

REGISTRATION NO. 811-08162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

AMENDMENT NO. 42 TO THE

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

MASTER INVESTMENT PORTFOLIO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 HOWARD STREET

SAN FRANCISCO, CA 94105

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER: 415-597-2000

JOHN M. PERLOWSKI

BLACKROCK FUNDS III

55 EAST 52nd STREET

NEW YORK, NEW YORK 10055

UNITED STATES OF AMERICA

(NAME AND ADDRESS OF AGENT FOR SERVICE)

WITH A COPY TO:

JOHN A. MACKINNON, ESQ.	IRA P. SHAPIRO, ESQ.
SIDLEY AUSTIN LLP	BLACKROCK FUND ADVISORS
787 SEVENTH AVENUE	55 EAST 52nd STREET
NEW YORK, NEW YORK 10019	NEW YORK, NEW YORK 10055

MASTER INVESTMENT PORTFOLIO

RUSSELL 1000® INDEX MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for Russell 1000® Index Master Portfolio (the “Master Portfolio”). The Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

The Master Portfolio operates as part of a master/feeder structure. BlackRock Russell 1000® Index Fund (the “Russell 1000 Index Fund”), a series of BlackRock Funds III (the “Trust”), invests all of its assets in the Master Portfolio, which has substantially the same investment objective, strategies and policies as the Russell 1000 Index Fund. Throughout this combined Part A and Part B for the Master Portfolio, specified information concerning the Master Portfolio and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) that relates to and includes the prospectuses and the statement of additional information of the Russell 1000 Index Fund. To the extent that information concerning the Master Portfolio and/or MIP is incorporated by reference and BlackRock Funds III files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to the Russell 1000 Index Fund’s prospectuses or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. The Russell 1000 Index Fund’s current prospectuses and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectuses” and “SAI,” respectively.

PART A - PROSPECTUS

MARCH 31, 2011

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolio’s Part B, dated March 31, 2011, is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 5.	MANAGEMENT.

BlackRock Fund Advisors (“BFA”) is the investment adviser of the Master Portfolio.

MIP incorporates by reference information concerning the Master Portfolio’s portfolio managers from the following section of the Prospectus: “Fund Overview - Portfolio Managers.”

ITEM 6.	PURCHASE AND SALE OF INTERESTS.

Interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

Russell 1000 Index Fund may withdraw all or any portion of its investment in the Master Portfolio on any business day on which the New York Stock Exchange (“NYSE”) is open at the net asset value, next determined after a redemption request is received in proper form by the Master Portfolio.

ITEM 7.	TAX INFORMATION.

The Master Portfolio intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Russell 1000 Index Fund will be taxable on its allocable portion of the income of the Master Portfolio. The Master Portfolio will not be subject to any U.S. federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning the Master Portfolio’s investment objective, principal investment strategies and related risks from the following sections of the Prospectuses: “Details About the Fund – How the Fund Invests,” “Details About the Fund – Other Strategies Applicable to the Fund,” “Details About the Fund – Investment Risks” and “General Information – Statement of Additional Information.”

A description of the Master Portfolio’s policies and procedures with respect to the disclosure of the Master Portfolio’s portfolio holdings is available in the SAI and is available free of charge by calling 1-800-441-7762 (toll-free).

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

BFA serves as investment adviser to the Master Portfolio. BFA manages the investment of the Master Portfolio’s assets and provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s board of trustees (the “Board of Trustees” or the “Board”) and in conformity with Delaware law and the stated policies of the Master Portfolio.

MIP incorporates by reference the information concerning the Master Portfolio and MIP’s management from the following sections of the Prospectuses: “Management of the Fund – Investment Adviser” and “Management of the Fund – Portfolio Managers.”

CONFLICTS OF INTEREST

MIP incorporates by reference information concerning conflicts of interest from the following section of the Prospectuses: “Management of the Fund – Conflicts of Interest.”

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath® Retirement Master Portfolio, LifePath® 2020 Master Portfolio, LifePath® 2025 Master Portfolio, LifePath® 2030 Master Portfolio, LifePath® 2035 Master Portfolio, LifePath® 2040 Master Portfolio, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio, LifePath® 2055 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio, S&P 500 Stock Master Portfolio and Russell 1000 Index Master

Portfolio. Information about the listed portfolios that is not covered in this combined Part A and Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

MIP incorporates by reference information concerning organizational structure from the following section of the Prospectuses: “Account Information – Master/Feeder Mutual Fund Structure.”

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, CA 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

ITEM 11.	INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although the Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the Master Portfolio. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the NYSE which is generally 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”).

An investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, of that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

MIP also incorporates by reference the information from the following section of the SAI: “Pricing of Shares – Determination of Net Asset Value.”

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the same day after receiving a redemption request in proper form. The Master Portfolio can delay payment for one day, or longer than one day, under extraordinary circumstances. Generally, those extraordinary circumstances are when (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of the Master Portfolio’s investments is not reasonably practicable; or (iv) for such other periods as the Securities and Exchange Commission (“SEC”) by order may permit. MIP reserves the right to suspend investors’ rights of redemption and to delay delivery of redemption proceeds, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolio reserves the right to refuse any purchase of interests. Investments in the Master Portfolio may not be transferred.

MIP reserves the right to pay redemption proceeds in portfolio securities held by the Master Portfolio rather than in cash. These “in-kind” redemptions may occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of the Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by the Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

The Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectuses: “Account Information – Short-Term Trading Policy.”

TAXES

The Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders their proportionate shares of the Master Portfolio’s interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor’s beneficial interests in the Master Portfolio. Such distributions will reduce an investor’s tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Beneficial interests in the Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. The Master Portfolio is a “master” in a “master/feeder” structure. Only “feeder funds” - i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolio - or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in the Master Portfolio. BlackRock Investments, LLC (the “Distributor” or “BRIL”) is the placement agent for the Master Portfolio. In addition, BRIL provides certain compliance related, sales related and other services for the Master Portfolio.

A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolio will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolio.

ITEM 13.	FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

MASTER INVESTMENT PORTFOLIO

RUSSELL 1000® INDEX MASTER PORTFOLIO

PART B - STATEMENT OF ADDITIONAL INFORMATION

MARCH 31, 2011

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in connection with Part A, also dated March 31, 2011, of Russell 1000 Index Master Portfolio (the “Master Portfolio”). All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of BlackRock Russell 1000® Index Fund (“Russell 1000 Index Fund”), as amended, revised or supplemented from time to time (the “SAI”). A copy of Part A of the Registration Statement with respect to the Master Portfolio may be obtained without charge by writing to Master Investment Portfolio, c/o BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, DE 19808, or by calling 1-800-441-7762. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE MASTER PORTFOLIO.

ITEM 15.	TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 16.	DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning the Master Portfolio’s additional investment strategies, risks and restrictions from the following sections of the SAI: “Investment Objectives and Policies,” “Investment Restrictions” and “Investments Risks and Considerations.”

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning the Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Selective Disclosure of Portfolio Holdings.”

ITEM 17.	MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolio from the following sections of the SAI: “Information on Trustees and Officers,” “Management and Advisory Arrangements” and “Management and Other Service Arrangements.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolio. The Board of Trustees of MIP has the same co-chairs and the same committee structure as the board of trustees of BlackRock Funds III.

COMPENSATION OF TRUSTEES. MIP incorporates by reference the information concerning the compensation of the Trustees of MIP from the following section of the SAI: “Information on Trustees and Officers – Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Management and Other Service Arrangements – Code of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the SAI: “Proxy Voting Policies and Procedures” and “Appendix B – Proxy Voting Policies.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. Interestholder communication to the Board of

Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

As of March 30, 2011, no interestholder owned 5% or more of the outstanding voting interests of the Master Portfolio.

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder is identified in the foregoing table as the beneficial holder of more than 25% of the Master Portfolio or as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in the Master Portfolio may be able to take actions with respect to MIP (e.g., approve an advisory agreement) without the approval of other investors in the Master Portfolio.

As of March 30, 2011, no Trustee owned any beneficial interest in MIP, and the Trustees and principal officers of MIP as a group beneficially owned less than 1% of the outstanding beneficial interests of MIP.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to the Master Portfolio by BFA is incorporated herein by reference from the Russell 1000 Index Fund’s Prospectuses and from the sub-section entitled “Management and Advisory Arrangements,” in Part I of the Russell 1000 Index Fund’s SAI and the section entitled “Management and Other Service Arrangements” in Part II of the Russell 1000 Index Fund’s SAI. The following list identifies the specific sections and sub-sections in the Russell 1000 Index Fund’s SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from the Prospectuses or SAI of the Russell 1000 Index Fund
Item 19(a)	SAI: Part I: Management and Advisory Arrangements

Part II: Management and Other Service Arrangements

Item 19(c)	Part I: Management and Advisory Arrangements

Part II: Management and Other Service Arrangements

Item 19(d)	Part I: Management and Advisory Arrangements

Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Prospectuses: Back Cover

ITEM 20.	PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolio from the following section of the SAI: “Management and Advisory Arrangements – Information Regarding the Portfolio Managers.”

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolio’s policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: “Portfolio Transactions and Brokerage.”

ITEM 22.	CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s Net Assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred.

No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and

(v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in the Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolio’s and MIP’s pricing of interests from the following section of the SAI: “Pricing of Shares – Determination of Net Asset Value.”

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class, of interests equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate net asset value of MIP, as determined from time to time by the Trustees.

ITEM 24.	TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any U.S. federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its shareholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year). The Master Portfolio shall enable such regulated investment companies to meet their Subchapter M requirements by investing in the Underlying Funds, each of which is treated as either a disregarded entity, non-publicly traded partnership or regulated investment company for U.S. federal income tax purposes.

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in Section 751 of the Internal Revenue Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in the Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions to the investor, the tax basis of any property distributed to the investor from the Master Portfolio, and tax losses allocated to the investor.

Amounts realized by the Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. The feeder funds that invest in the Master Portfolio may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their shareholders.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If the Master Portfolio acquires any equity interest (which generally includes not only stock but also may include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, interestholders of the Master Portfolio may incur the tax and interest charges described above in some instances.

Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in the Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company that invests in the Master Portfolio to maintain its status under the Internal Revenue Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolio seeks to avoid significant amounts of non-cash income or gain, such income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Internal Revenue Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. Absent further legislation, these reduced rates of tax will cease to apply to taxable years beginning after December 31, 2012. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

Recently enacted legislation will impose a 3.8% Medicare tax on the net investment income (which includes interest, dividends and capital gains) of U.S. individuals with income exceeding $200,000 or $250,000 if married and filing jointly, and of trusts and estates, for taxable years beginning after December 31, 2012.

Other recently enacted legislation will impose a 30% withholding tax on dividends and redemption proceeds paid after December 31, 2012 to (i) certain foreign financial institutions and investment funds, unless they agree to collect and disclose to the Internal Revenue Service information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Under some circumstances, a foreign shareholder may be eligible for refunds or credits of such taxes.

The foregoing is not an exhaustive discussion of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for MIP is BRIL, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

None.

PART C

OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT	DESCRIPTION
(a)(1)	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to Amendment No. 35 to the Registration Statement of Master Investment Portfolio (the “Registrant,” and the series thereof, the “Master Portfolios”), filed December 27, 2006 (“Amendment No. 35”).

(a)(2)	Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement, filed November 15, 1993 and to Amendment No. 7 to the Registration Statement, filed August 31, 1998 (“Amendment No. 7”).

(a)(3)	Certificate of Amendment to the Certificate of Trust is incorporated herein by reference to Amendment No. 7.

(a)(4)	Amendment No. 1, dated December 11, 2007, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to Amendment No. 39 to the Registrant’s Registration Statement, filed December 2, 2009 (“Amendment No. 39”).

(a)(5)	Amendment No. 2, dated November 13, 2009, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to Amendment No. 40 to the Registrant’s Registration Statement, filed April 30, 2010 (“Amendment No. 40”).

(b)(1)	Amended and Restated By-Laws, dated November 17, 2006, is incorporated herein by reference to Amendment No. 35.

(c)	Not applicable.

(d)(1)	Investment Advisory Agreement, dated December 1, 2009, between Registrant and BlackRock Fund Advisors (“BFA”) is incorporated herein by reference to Amendment No. 40.

(d)(2)	Schedule A, dated February 14, 2011, to the Investment Advisory Agreement between Registrant and BFA is filed herein.

(d)(3)	Master Advisory Fee Waiver Agreement, dated December 1, 2009, between Registrant and BFA is incorporated herein by reference to Amendment No. 40.

(d)(4)	Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between Registrant and BFA is filed herein.

(d)(5)	Form of Expense Limitation Agreement, between Registrant and BFA with respect to Russell 1000 to be filed by amendment.

(e)(1)	Placement Agency Agreement between Registrant with respect to certain series thereof and SEI Investments Distributor Co. (“SEI”) is incorporated herein by reference to Amendment No. 33.

(e)(2)	Amended Schedule I to the Placement Agency Agreement between Registrant and SEI is incorporated herein by reference to Amendment No. 37 to the Registrant’s Registration Statement, filed April 29, 2008 (“Amendment No. 37”).

(e)(3)	Placement Agency Agreement between Registrant with respect to certain series thereof and BlackRock Investments, LLC (“BRIL”) is filed herein.

(f)	Not applicable.

(g)(1)	Custody Agreement between Registrant and Investors Bank & Trust Co. (“IBT”)[1], dated October 21, 1996, on behalf of each Master Portfolio is incorporated by reference to Amendment No. 13 to the Registrant’s Registration Statement, filed December 8, 2000.

(g)(2)	Amendment, dated June 1, 2001, to the Custodian Agreement between Registrant and IBT)[1] is incorporated herein by reference to Amendment No. 33 to the Registrant’s Registration Statement, filed May 1, 2006 (Amendment No. 33).

(g)(3)	Amendment, dated March 28, 2003, to the Custodian Agreement between Registrant and IBT[1] is incorporated herein by reference to Amendment No. 33.

(g)(4)	Amended Schedule A, dated May 19, 2010, to the Custodian Agreement between Registrant and IBT[1] to be filed by amendment.

(g)(5)	Revised Master Fee Schedule, dated September 1, 2004, to each of the Sub-Administration Agreement, dated October 21, 1996, and the Custody Agreement dated October 21, 1996, each as amended from time to time, is incorporated by reference to Amendment No. 33.

(g)(6)	Amendment, dated September 1, 2004, to the Custodian Agreement between Registrant and IBT[1] is incorporated herein by reference to Amendment No. 33.

(g)(7)	Amendment, dated January 1, 2006, to the Custodian Agreement between Registrant and IBT[1] is incorporated herein by reference to Amendment No. 34 to the Registrant’s Registration Statement, filed July 28, 2006 (“Amendment No. 34”).

(h)(1)

Amended and Restated Administration Agreement, dated May 17, 2007, between Barclays Global Investors, N.A.

(“BGI”)[2] and Registrant on behalf of each Master Portfolio is incorporated by reference to Amendment No. 33.

(h)(2)	Amended Appendix A, dated May 19, 2010, to the Administration Agreement between BGI[2] and Registrant on behalf of each Master Portfolio is incorporated herein by reference to Amendment No. 40.

(h)(3)	Schedule A to the Administration Fee Waiver Agreement with respect to CoreAlpha Bond Master Portfolio dated February 14, 2011 is filed herein.

(h)(4)	Sub-Administration Agreement, dated October 21, 1996, between IBT[1] and BGI[2] on behalf of each Master Portfolio is incorporated herein by reference to Amendment No. 9 to the Registrant’s Registration Statement, filed February 22, 1999.

(h)(5)	Amendment, dated December 31, 2002, to the Sub-Administration Agreement between IBT[1] and BGI[2] is incorporated herein by reference to Amendment No. 33.

(h)(6)	Amendment, dated September 1, 2004, to the Sub-Administration Agreement between IBT[1] and BGI[2] is incorporated herein by reference to Amendment No. 33.

(h)(7)	Amendment, dated January 1, 2006, to the Sub-Administration Agreement between IBT[1] and BGI[2] is incorporated herein by reference to Amendment No. 34.

(h)(8)	Amendment, dated January 1, 2007, to the Sub-Administration Agreement between IBT[1] and BGI[2] filed as Exhibit (h)(6) is incorporated herein by reference to Amendment No. 36 to the Registrant’s Registration Statement, filed April 30, 2007 (“Amendment No. 36”).

(h)(9)	Revised Master Fee Schedule, dated September 1, 2004, to each of the Sub-Administration Agreement and the Custody Agreement, each as amended from time to time, is incorporated herein by reference to Amendment No. 33.

(h)(10)	Amended and Restated Securities Lending Agency Agreement, dated November 2, 2009, between Registrant and BGI[2] filed as Exhibit (h)(8) is incorporated herein by reference to Amendment No. 40.

(h)(11)	Schedule A and Exhibit A to the Amended and Restated Securities Lending Agency Agreement between Registrant and BGI[2] to be filed by amendment

(h)(12)	Transfer Agency Agreement between Registrant with respect to certain series thereof and IBT[1] is incorporated herein by reference to Amendment No. 34.

(h)(13)	Appendix A, dated March 26, 2008, to the Transfer Agency Agreement between Registrant and IBT[1] is incorporated herein by reference to Amendment No. 37.

(h)(14)	Independent Expense Reimbursement Agreement among Registrant, Barclays Global Investors Funds[3], BGI[2] and Barclays Global Fund Advisors[4], dated November 13, 2009, is incorporated herein by reference to Amendment No. 40.

(h)(15)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 17, 2010, relating to the Credit Agreement dated as of November 18, 2009, is incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592) filed on November 22, 2010.

(i)	Consent of Counsel (Sidley Austin LLP) is incorporated herein by reference to Amendment No. 40.

(j)	None.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan for the LifePath Master Portfolios is incorporated herein by reference to Amendment No. 37.

(n)	Not applicable.

(p)(1)	Code of Ethics of Registrant is incorporated herein by reference to Amendment No. 40.

(p)(2)	Code of Ethics of BFA is incorporated herein by reference to Exhibit 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711), filed on April 29, 2009.

(p)(3)	Code of Ethics of SEI is incorporated herein by reference to Amendment No. 29 to the Registrant’s Registration Statement, filed April 29, 2005.

(p)(4)	Code of Ethics of BlackRock Investments, LLC is incorporated herein by reference to Exhibit 15(b) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711), filed on April 29, 2009.

(q)	Power of Attorney, dated February 14, 2011, for Richard S. Davis, Henry Gabbay, David O. Beim, Ronald W. Forbes, Dr. Matina S. Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Kenneth L. Urish, Toby Rosenblatt and Frederick W. Winter is incorporated herein by reference to Exhibit 16 to Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of BlackRock International Fund of BlackRock Series, Inc. (File No. 333-56203), filed on February 28, 2011.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The chart below identifies persons who, as of March 16, 2011, are controlled by or who are under common control with a Master Portfolio. For purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Each of the companies listed below is organized under the laws of the State of Delaware.

MASTER PORTFOLIO	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER PORTFOLIOS	PERCENTAGE OF VOTING SECURITIES
LifePath® Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	CoreAlpha Bond Master Portfolio 400 Howard Street San Francisco, CA 94105	33%

LifePath 2020 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Active Stock Master Portfolio 400 Howard Street San Francisco, CA 94105	28%

LifePath 2020 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	CoreAlpha Bond Master Portfolio 400 Howard Street San Francisco, CA 94105	38%

LifePath 2030 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Active Stock Master Portfolio 400 Howard Street San Francisco, CA 94105	31%

LifePath 2040 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Active Stock Master Portfolio 400 Howard Street San Francisco, CA 94105	28%

ITEM 30.	INDEMNIFICATION

Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust provides:

(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

The Master Portfolios are advised by BFA, a wholly-owned subsidiary of BlackRock Institutional Trust Company, N.A. (“BTC”), located at 400 Howard Street, San Francisco, CA 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

The directors and officers of BFA consist primarily of persons who during the past two years have been active in the investment management business. Each of the directors and executive officers of BFA will also have substantial responsibilities as directors and/or officers of BTC. Information as to the executive officers and directors of BFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

ITEM 32.	PRINCIPAL UNDERWRITERS.

(a) SEI, the placement agent for certain Master Portfolios, acts as the principal underwriter or placement agent, as applicable for:

SEI Daily Income Trust	iShares, Inc.
SEI Liquid Asset Trust	iShares Trust
SEI Tax Exempt Trust	Causeway Capital Management Trust
SEI Institutional Managed Trust	The Arbitrage Funds
SEI Institutional International Trust	ProShares Trust
The Advisors’ Inner Circle Fund	Community Reinvestment Act
The Advisors’ Inner Circle Fund II	SEI Alpha Strategy Portfolios, LP
Bishop Street Funds	SEI Structured Credit Fund, LP
SEI Asset Allocation Trust	BlackRock Funds III
SEI Institutional Investments Trust	Global X Funds
CNI Charter Funds	ProShares Trust II
TD Asset Management USA Funds	Faith Shares Trust
Wilshire Mutual Funds, Inc.	Schwab Strategic Trust
Wilshire Variable Insurance Trust	iShares MSCI Emerging Markets Small Cap Index Fund, Inc.
iShares Russia Capped Index Fund, Inc. RiverPark Funds Adviser Managed Trust Fund

SEI provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services and automated execution, clearing and settlement of securities transactions.

BRIL, the placement agent of certain Master Portfolios, acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies including certain Master Portfolios of the Registrant:

BBIF Government Securities Fund	BlackRock Master LLC
BBIF Money Fund	BlackRock Mid Cap Value Opportunities Series, Inc.
BBIF Tax-Exempt Fund	BlackRock Multi-State Municipal Series Trust
BBIF Treasury Fund	BlackRock Municipal Bond Fund, Inc.
BIF Government Securities Fund	BlackRock Municipal Series Trust
BIF Money Fund	BlackRock Natural Resources Trust
BIF Multi-State Municipal Series Trust	BlackRock Pacific Fund, Inc.
BIF Tax-Exempt Fund	BlackRock Principal Protected Trust
BIF Treasury Fund	BlackRock Series Fund, Inc.
BlackRock Balanced Capital Fund, Inc.	BlackRock Series, Inc.
BlackRock Basic Value Fund, Inc.	BlackRock Short-Term Bond Series, Inc.
BlackRock Bond Allocation Target Shares	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Bond Fund, Inc.	BlackRock Value Opportunities Fund, Inc.
BlackRock California Municipal Series Trust	BlackRock Variable Series Funds, Inc.
BlackRock Capital Appreciation Fund, Inc.

BlackRock Equity Dividend Fund	BlackRock World Income Fund, Inc.
BlackRock EuroFund	FDP Series, Inc.
BlackRock Financial Institutions Series Trust	Funds For Institutions Series
BlackRock Focus Growth Fund, Inc.	Global Financial Services Master LLC
BlackRock Focus Value Fund, Inc	Managed Account Series
BlackRock Funds	Master Basic Value LLC
BlackRock Funds II	Master Bond LLC
BlackRock Funds III	Master Focus Growth LLC
BlackRock Global Allocation Fund, Inc.	Master Government Securities LLC
BlackRock Global Dynamic Equity Fund	Master Institutional Money Market LLC
BlackRock Global Emerging Markets Fund, Inc.	Master Investment Portfolio
BlackRock Global Financial Services Fund, Inc.	Master Large Cap Series LLC
BlackRock Global Growth Fund, Inc.	Master Money LLC
BlackRock Global SmallCap Fund, Inc.	Master Tax-Exempt LLC
BlackRock Healthcare Fund, Inc.	Master Treasury LLC
BlackRock Index Funds, Inc.	Master Value Opportunities LLC
BlackRock International Value Trust	Quantitative Master Series LLC
BlackRock Large Cap Series Funds, Inc.	Ready Assets Prime Money Fund
BlackRock Latin America Fund, Inc.	Ready Assets U.S.A. Government Money Fund
BlackRock Liquidity Funds	Ready Assets U.S. Treasury Money Fund
Retirement Series Trust Short-Term Bond Master LLC

BRIL also acts as the principal underwriter or placement agent, as applicable, for the following closed-end registered investment company:

BlackRock Fixed Income Value Opportunities

(b) Furnish the information required by the following table with respect to each director, officer or partner of SEI. The business address of each director or officer is One Freedom Valley Drive, Oaks, Pennsylvania 19456.

Name	Positions and Offices with Underwriter	Positions and Offices with Registrant
William M. Doran	Director	None
Edward D. Loughlin	Director	None
Wayne M. Withrow	Director	None
Kevin Barr	President & Chief Executive Officer	None
Maxine Chou	Chief Financial Officer, Chief Operating Officer & Treasurer	None
John Munch	General Counsel & Secretary	None
Karen LaTourette	Chief Compliance Officer, Anti-Money Laundering Officer & Assistant Secretary	None
Mark J. Held	Senior Vice President	None
Lori L. White	Vice President & Assistant Secretary	None
Robert Silvestri	Vice President	None
John Coary	Vice President & Assistant Secretary	None
John Cronin	Vice President	None

Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Member, Board of Managers	None
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	None
Robert Connolly	General Counsel, Secretary and Senior Managing Director	None
Rick Froio	Chief Compliance Officer and Assistant Secretary	None
Paul Greenberg	Chief Financial Officer, Treasurer and Managing Director	None
John Blevins	Managing Director and Assistant Secretary	None
Brian Schmidt	Managing Director	Vice President
Brenda Sklar	Managing Director	None
Richard Turnill	Managing Director (FSA approved)	None
Daniel Adams	Vice President	None
Stephen Hart	Vice President and Assistant Secretary	None
Robert Kapito	Member, Board of Managers	None
Daniel Waltcher	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the 1940 Act and the rules thereunder (collectively, “Records”) at the offices of State Street Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116.

(b) BFA and BTC maintain all Records relating to their services as adviser and administrator, respectively, at 400 Howard Street, San Francisco, California 94105.

(c) SEI maintains all Records relating to its services as placement agent of certain Master Portfolios at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

(d) BRIL maintains all Records relating to its services as placement agent of certain Master Portfolios at 40 East 52nd Street, New York, New York 10022.

(e) State Street Bank and Trust Company maintains all Records relating to its services as sub-administrator and transfer agent of certain Master Portfolios at 200 Clarendon Street, Boston, Massachusetts 02116.

(f) BNY Mellon Investment Servicing (US) Inc. maintains all Records relating to its services as transfer agent of certain Master Portfolios at 301 Bellevue Parkway, Wilmington, Delaware 19809.

ITEM 34.	MANAGEMENT SERVICES

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS

Not applicable.

[1]

On July 2, 2007, State Street Corporation acquired Investors Financial Services Corporation, the parent company of IBT, which provides sub-administrative, custodial and transfer agency services for the Portfolios.

[2]	Prior to December 1, 2009, BlackRock Institutional Trust Company, N.A. was known as BGI.
[3]	Prior to December 1, 2009, BlackRock Funds III was known as Barclays Global Investor Funds.
[4]	Prior to December 1, 2009, BlackRock Fund Advisors was known as Barclays Global Fund Advisors.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 30th day of March, 2011.

MASTER INVESTMENT PORTFOLIO

By:	/S/ JOHN M. PERLOWSKI
John M. Perlowski
(President and Chief Executive Officer)

Pursuant to the requirements of the 1940 Act, this Amendment to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John M. Perlowski	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2011
John M. Perlowski

/s/ Neal J. Andrews	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2011
Neal J. Andrews

Richard S. Davis*	Trustee
Richard S. Davis

Henry Gabbay*	Trustee
Henry Gabbay

David O. Beim*	Trustee
David O. Beim

Ronald W. Forbes*	Trustee
Ronald W. Forbes

Dr. Matina S. Horner*	Trustee
Dr. Matina S. Horner

Rodney D. Johnson*	Trustee
Rodney D. Johnson

Herbert I. London*	Trustee
Herbert I. London

Cynthia A. Montgomery*	Trustee
Cynthia A. Montgomery

Joseph P. Platt*	Trustee
Joseph P. Platt

Robert C. Robb, Jr.*	Trustee
Robert C. Robb, Jr.

	Toby Rosenblatt*	Trustee
Toby Rosenblatt

	Kenneth L. Urish*	Trustee
Kenneth L. Urish

	Frederick W. Winter*	Trustee
Frederick W. Winter

*By:	/s/ Ben Archibald		March 30, 2011
Ben Archibald
(Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description

(d)(2)	Schedule A, dated February 14, 2011, to the Investment Advisory Agreement between Registrant and BFA.

(d)(4)	Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between Registrant and BFA.

(e)(3)	Placement Agency Agreement between Registrant with respect to certain series thereof and BlackRock Investments, LLC.

(h)(3)	Schedule A to the Administration Fee Waiver Agreement with respect to CoreAlpha Bond Master Portfolio dated February 14, 2011.